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                                                                   Exhibit 10.14


                         SUBLEASE TERMINATION AGREEMENT

               This SUBLEASE TERMINATION AGREEMENT (the "Agreement"), dated as of December 30, 2004 is between HSBC BANK USA, NATIONAL ASSOCIATION ("Landlord") and MARVEL ENTERPRISES, INC. ("Tenant").

                              W I T N E S S E T H:
                               - --- - - - - - - -

               WHEREAS, by Sublease dated as of June 9, 2000, between Landlord and Tenant as amended as of December 1, 2000 and February ___, 2002 (the "Lease"), Landlord did lease, rent, let and demise unto Tenant 801, 9th floor, 10th floor and 11th floor ("Demised Premises"), in the building ("Building") located at 8-10 East 40th Street, New York, New York; and

               WHEREAS, Landlord and Tenant have agreed to terminate the Lease upon the terms and conditions hereinafter set forth and the parties have entered into this Agreement for the purpose of setting forth their respective rights and obligations with respect to the termination of the Lease.

               NOW, THEREFORE, in consideration of the premises, the mutual terms, covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

               1. The term of the Lease shall end on, and the expiration date shall be, April 30, 2005 ("Lease Expiration Date"), with the same force and effect as if such date were the date originally fixed in the Lease for the expiration of the term of the Lease.

               2. Tenant shall comply with each and every one of its obligations under the Lease until the Lease Expiration Date. Tenant acknowledges that Landlord has heretofore complied with all of its obligations under the Lease. Tenant's obligation to pay additional rent accruing before, or applicable to a period ending on, the Lease Expiration Date, and Tenant's indemnification obligations under paragraph 7 of the Lease shall survive the termination of the Lease term as provided herein.

               As of the date hereof, Tenant shall have no (i) renewal, expansion, first refusal or any other similar rights under the Lease to extend the term or change the demised premises, (ii) right to assign, sublet, or otherwise encumber the Demised Premises or Tenant's interest in the Lease, or
(iii) any right to perform any alterations in the Demised Premises.

               3. (a) Tenant hereby covenants and agrees to surrender possession of the Demised Premises to Landlord , at Tenant's sole cost and expense, no later than 11:59 P.M. on the Lease Expiration Date (i) vacant and otherwise in the condition required by the Lease upon expiration of the term thereof; (ii) free and clear of (x) leases, lettings, subleases, licenses, tenancies and occupancies created or suffered by Tenant or by anyone claiming through or under Tenant, and (y) liens and encumbrances, created or suffered by Tenant or by anyone claiming through or under Tenant; and (iii) otherwise in accordance with the terms and provisions of the lease pertaining to the surrender of the Demised Premises upon the expiration of the term of the Lease.


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                      (b) Landlord shall release the lien being held by Landlord under the Lease to Tenant (or pursuant to the written direction of Tenant) promptly after Tenant's compliance with all of its obligations hereunder.

                      (c) If Tenant does not surrender possession of the Demised Premises to Landlord in accordance with the terms of this Agreement and the Lease on or prior to the Lease Expiration Date, Tenant shall be in default under this Agreement and the Lease and Landlord shall be entitled to (i) deem Tenant to be holding over in the Demised Premises after the expiration of the term of the Lease and Landlord shall be entitled to exercise all of the rights and remedies which are available to a landlord, at law or in equity, against a tenant holding over after the expiration or termination of the term of a lease, including, without limitation, the right to institute and prosecute a summary proceeding for the eviction of Tenant from the Demised Premises; and (ii) such other rights and remedies which may be provided for in the Lease. Tenant hereby expressly waives, surrenders and releases any right it may have to obtain so called "yellowstone" injunction or similar judicial restraint with respect to any matters affecting the Lease Expiration Date.

                      (d) If Tenant shall fail to remove any of its personal property from the Demised Premises on or prior to the Lease Expiration Date, the same shall, at the option of Landlord, either be deemed abandoned and become the exclusive property of Landlord, or Landlord shall have the right to remove and store such personal property, at the expense of Tenant, without further notice to or demand upon Tenant and hold Tenant responsible for any and all charges and expenses incurred by Landlord therefore.

                      (e) Tenant hereby agrees to pay to Landlord, without offset or deduction or any kind $4,009,460.44 in immediately available funds drawn on a New York clearing house bank on or before May 1, 2005.

               4. Tenant represents that, as of the date hereof, other than occupancy by Tenant pursuant to the Lease, there are no leases, lettings, subleases, licenses, tenancies or occupancies, created or suffered by Tenant or by anyone claiming through or under Tenant affecting or with respect to the Demised Premises.

               5. Each party represents and warrants that it has dealt with no broker in connection with this Agreement. Each party indemnifies and holds the other parties harmless from and against any and all costs, claims, losses, damages, liabilities and expenses (including reasonable attorneys' fees and disbursements) arising out of (i) the claims of any broker or person claiming to have dealt with the indemnifying party in connection with this Agreement, or
(ii) any inaccuracy of the foregoing representation.

               6. The terms, covenants and conditions contained in this Agreement shall bind and benefit Landlord and Tenant and their respective successors and assigns with the same effect as if mentioned in each instance where a party is named or referred to.

               7. Any default by Tenant under this Agreement shall constitute a default by Tenant under the Lease and shall entitle Landlord to exercise all of the rights and remedies available to Landlord for any default under the Lease.


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               8. Time is of the essence as to the performance of all of the obligations of Tenant hereunder.

               9. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters stated herein and may not be amended or modified unless such amendment or modification shall be in writing and signed by the party against whom enforcement is sought.

               10. Landlord's addresses for notices hereunder and under the Lease shall be: HSBC Bank USA, 1 West 39th Street, New York, NY 10018,
Attention: Facilities Management Group, with a copy to Phillips Lytle LLP, 437 Madison Avenue, New York, NY 10022, Attention: Milan K. Tyler, Esq. Tenant's addresses for notices hereunder shall be as provided for in the Lease. Notices hereunder shall be given as provided for in the Lease.

               11. In the event that any suit or action is instituted to enforce any provision of this Agreement, the prevailing party shall be entitled to all costs and expenses of maintaining such suit or action, including reasonable attorneys' fees.

               12. This Agreement may be executed in counterparts, which counterparts, when taken together, shall constitute one original and complete agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            HSBC BANK USA


                                            By:/s/ Michael L. Gembecki
                                               -----------------------
                                               Michael L. Gembecki
                                               First Vice President


                                            MARVEL ENTERPRISES, INC.


                                            By:/s/ Kenneth P. West
                                               -------------------
                                               Kenneth P. West
                                               Executive Vice President &
                                               Chief Financial Officer



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STATE OF NEW YORK                    )
                                     :  ss.:
COUNTY OF NASSAU                     )



               On the 3rd day of January, in the year 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared Michael
L. Gembecki, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by is signature on the instrument, the individual executed the instrument.

                                        /s/ James M. Norris

                                       -----------------------------------------
                                                     Notary Public


                               James M. Norris, Notary Public State of New York

                               No. 01N05030955, Qualified in Nassau County

                               Commission Expires July, 2006


STATE OF NEW YORK                    )
                                     :  ss.:
COUNTY OF NASSAU                     )



               On the 3rd day of January in the year 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared Kenneth
P. West, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual executed the instrument.

                                       /s/ Walter Eliot Bard

                                       -----------------------------------------
                                                     Notary Public


                              Walter Eliot Bard, Notary Public State of New York

                              No. 31-4995676, Qualified in New York County

                              Commission Expires April 27, 2006




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